UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 13, 2024

Date of Report (Date of earliest event reported)

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)

(615) 771-6701

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On August 13, 2024, Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), and Delek Logistics Finance Corp., a Delaware corporation and wholly-owned subsidiary of the Partnership (“Finance Corp.” and together with the Partnership, the “Issuers”), issued a press release in accordance with Rule 135c under the Securities Act of 1933, as amended, announcing that, subject to market and other conditions, the Issuers intend to offer for sale $100 million in aggregate principal amount of additional 8.625% senior notes due 2029 (the “Additional Notes”) in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended. The Additional Notes will be issued under the same indenture as the $650 million in aggregate principal amount of 8.625% senior notes due 2029 issued by the Issuers on March 13, 2024 and the $200 million in aggregate principal amount of 8.625% senior notes due 2029 issued by the Issuers on April 12, 2024 (collectively, the “Existing Notes”). The Additional Notes will form a part of the same series of notes as the Existing Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Delek Logistics Partners, LP and Delek Logistics Finance Corp., dated August 13, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2024	DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC its general partner

/s/ Reuven Spiegel
Name: Reuven Spiegel Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)